UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018 (May 9, 2018)

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1665 Scenic Avenue, Suite 250, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 327-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May, 9th, 2018 James K. Bass tendered, and the Board of Directors of the Company (the “Board”) accepted his resignation from his position as a director of the Company and any committees thereof effective upon the closing of the Acquisition. Mr. Bass joined the Board in September 2000, and has served faithfully since such time. Mr. Bass also currently serves on the board of directors of a direct competitor of Anaren. Inc., which was purchased by the Company on April 18th, 2018. Mr. Bass’ resignation was not a result of a disagreement with the Company. Rather, Mr. Bass and the Company mutually agreed that, given the Company’s acquisition of Anaren, Inc. Mr. Bass’ resignation from his position on the Board would be in the best interests of both of the Company and the competitive company for which he serves on the board of directors in order to avoid potential conflicts of interest that could arise from his maintaining both board seats. The Nominating and Corporate Governance Committee of the Board will oversee a search to fill the vacancy on the Board created by Mr. Bass’s resignation as soon as practicable following the effectiveness of his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 9, 2018	By:	/s/ Daniel J. Weber
Daniel J. Weber
Senior Vice President, General Counsel & Secretary

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